UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 18, 2025, NanoVibronix, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 8,889 shares of the Company’s newly-designated Series H Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (the “Stated Value”), initially convertible into up to 8,800,990 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an initial conversion price of $1.01 per share (the “Preferred Stock”) and (ii) warrants to acquire up to an aggregate of 4,678,363 shares of Common Stock (the “Warrants”) at an exercise price of $2.25 (the “Private Placement” and such closing, the “Initial Closing”).

Pursuant to the terms of the Purchase Agreement, the Company has also agreed to issue 2,222 shares of Preferred Stock with a total stated value of $2,222,222 in a second closing, subject to the satisfaction of customary closing conditions. Additionally, pursuant to the terms of the Purchase Agreement, the Company has agreed that during the period ending 36 months from the effective date of the registration statement (the “Resale Registration Statement”) registering the resale of the shares of Common Stock underlying the Preferred Stock (the “Conversion Shares”) and the Warrants (the “Warrant Shares”), the Investor shall have the right, but no obligation, upon notice to the Company from time to time, to purchase up to an aggregate of $44,000,000 stated value (representing 44,000 shares of Preferred Stock and $39,600,000 of subscription amount) of additional Preferred Stock, which shall have identical terms to the Preferred Stock issued at the Initial Closing, except that the initial conversion price of such additional shares of Preferred Stock shall be equal to 85% of the arithmetic average of the three (3) lowest VWAPs during the ten trading days prior to the date of such investor’s exercise of such right.

The Initial Closing of the Private Placement occurred on July 22, 2025 (the “Closing Date”). The aggregate gross proceeds from the Initial Closing were $8 million, prior to deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use $5 million of the net proceeds from the Initial Closing to redeem certain outstanding shares of its Series X Preferred Stock in accordance with the terms of the Certificate of Designations of the Series X Preferred Stock, and the balance for working capital purposes.

The Purchase Agreement contains certain representations and warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the applicable parties to the Purchase Agreement and may be subject to limitations agreed upon by the applicable contracting parties. Among other covenants, the Purchase Agreement requires the Company to hold a meeting of its stockholders at the earliest practicable date to seek approval (the “Stockholder Approval”) under Nasdaq Stock Market Rule 5635(d) for the issuance of shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding shares of Common Stock at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Purchase Agreement pursuant to the terms of the Preferred Stock and the applicable Warrants and shall hold a meeting every four months thereafter if Stockholder Approval to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Preferred Stock is no longer outstanding. Additionally, pursuant to the terms of the Purchase Agreement, the Company has also agreed to file the Resale Registration Statement as soon as reasonably practicable.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Stock and Warrants were offered and sold without any general solicitation by the Company or its representatives.

Series H Convertible Preferred Stock

The terms of the Preferred Stock are as set forth in the form of Certificate of Designations, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designations”), which was filed with the Secretary of State for the State of Delaware on July 18, 2025, prior to the closing of the Private Placement. The Preferred Stock are convertible into the Conversion Shares at the election of the holders of the Preferred Stock (the “Holders”) at any time at an initial conversion price of $1.01 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions), anti-dilution provisions, and a floor price of $0.202.

Stockholder Approval. Prior to obtaining Stockholder Approval, the Company may not issue, upon conversion of the Preferred Stock, a number of shares of Common Stock that would exceed 19.99% of the issued and outstanding Common Stock on the Closing Date.

Dividends. Holders of the Preferred Stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 9% per annum, payable on each Conversion Date (with respect only to Preferred Stock being converted) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect in accordance with the terms of the Certificate of Designations.

Voting. Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designations, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Warrants

The Warrants are exercisable for shares of Common Stock on the date of Stockholder Approval (the “Stockholder Approval Date”), at an exercise price of $2.25 per share and expire 18 months from the Stockholder Approval Date. The exercise price of each Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like. There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

The foregoing description of the Purchase Agreement, the Warrants and the Certificate of Designations are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the Warrants and the Certificate of Designations, copies of which are filed as Exhibits 10.1, 4.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement and the use of proceeds from the Initial Closing are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference. In connection with the issuance and sale of the Preferred Stock, Warrants, Conversion Shares and Warrant Shares in the Private Placement described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the filing of the Certificate of Designations are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the filing of the Certificate of Designations are incorporated herein by reference.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation of the Preferences, Rights and Limitations of Series H Convertible Preferred Stock, filed July 18, 2025.
4.1	Form of Warrant, dated July 22, 2025
10.1	Form of Securities Purchase Agreement, dated July 18, 2025, by and between the Company and the purchaser thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: July 22, 2025	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer